Response to Item 77D - Policies with
respect to security investment


Series 4 - Eaton Vance Worldwide Health
Sciences Fund
Material changes to the investment policies of the Fund are described in the Fund's prospectus and statement of additional information filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.